Exhibit 99.1

PRA Holdings, Inc. Announces Completion of Cash Tender Offer for its 9.500% Senior Notes Due 2023

RALEIGH N.C., March 17, 2016 — PRA Holdings, Inc. (“PRA Holdings”), a wholly-owned subsidiary of PRA Health Sciences, Inc. (“PRA”) (NASDAQ: PRAH), today announced that the previously announced cash tender offer for up to $133,559,000 aggregate principal amount of its outstanding 9.500% Senior Notes due 2023 (referred to below as the “notes”) expired at 11:59 p.m., New York City time, on March 16, 2016 (the “Expiration Time”).

At the Expiration Time, $133,559,000 principal amount of the notes, or approximately 59% of the aggregate principal amount outstanding, had been validly tendered and not withdrawn. The complete terms and conditions of the tender offer were set forth in an Offer to Purchase and Letter of Transmittal that was sent to holders of the notes, as amended by a press release issued by PRA Holdings on March 3, 2016.

About PRA

PRA is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 12,000 employees worldwide. Since 2000, PRA has performed approximately 3,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 60 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. PRA has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Contact

PRA Health Sciences, Inc.

Christine Rogers

919-786-8463

rogerschristine@prahs.com

Forward Looking Statements

This press release contains forward-looking statements that reflect, among other things, PRA’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause PRA’s actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from PRA’s expectations due to a number of factors, including without limitation, that most of PRA’s contracts may be terminated on short notice, and PRA may be unable to maintain large customer contracts or to enter into new contracts; PRA’s financial results may be adversely affected if PRA underprices its contracts, overruns its cost estimates or fails to receive approval for or experiences delays in documenting change orders; the historical indications of the relationship of PRA’s backlog to revenues may not be indicative of their future relationship; PRA may be unable to maintain its information systems or effectively update them; customer or therapeutic concentration could harm PRA’s business; PRA’s business is subject to risks associated with international operations, including economic, political and other risks, such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the market for PRA’s services may not grow as PRA expects; government regulators or PRA’s customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; PRA may be unable to successfully develop and market new services or enter new markets; PRA’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, which could also damage its reputation and cause it to lose existing business or not receive new business; PRA’s services are related to treatment of human patients, and it could face liability if a patient is harmed; PRA may be unable to successfully identify, acquire and integrate businesses, services and technologies; PRA has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect PRA’s financial condition; and other risk factors that are set forth in PRA’s filings with the Securities and Exchange Commission, including PRA’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015. PRA undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.